                                                                   EXHIBIT 5.1



                                      June
                                      10th
                                      1 9 9 7


                                                                  645,085-7
                                                                  NB1-313533.V1


Pacific Sunwear of California, Inc.
5037 E. Hunter Avenue
Anaheim, California 92807

        Re:     Pacific Sunwear of California, Inc.
                Form S-3 Registration Statement
                -----------------------------------

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3 filed by you on the date hereof with the Securities and Exchange Commission in connection with the registration, pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Abbreviated Registration Statement"), of 161,000 additional shares of Common Stock, $0.01 par value (the "Additional Shares"), of Pacific Sunwear of California, Inc., a California corporation (the "Corporation"). We are familiar with the proceedings taken and proposed to be taken by you in connection with the authorization and proposed issuance and sale of the Additional Shares.

        It is our opinion that, subject to said proceedings being duly taken and completed by you as now contemplated prior to the issuance of the Additional Shares, the Additional Shares will, upon issuance and sale thereof in the manner referred to in the Registration Statement, be legally and validly issued, fully paid and nonassessable shares of Common Stock of the Corporation.

        The law covered by this opinion is limited to the present General Corporation Law of the State of California. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions,
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Page 2 - Pacific Sunwear of California, Inc. - June 10, 1997


rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

        We consent to your filing this opinion as an exhibit to the Abbreviated Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus which is incorporated by reference as a part of the Abbreviated Registration Statement from the Company's Registration Statement (File No. 333-28047) previously filed with the Commission.

                                        Respectfully submitted,

                                        /s/ O'MELVENY & MYERS LLP